                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) November 30, 2001

                        Commission file Number 000-25523

                                 ShareCom, Inc.
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)
                      (Formerly Anonymous Data Corporation)

           NEVADA                                        86-0857752
      -----------------                                 ------------
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification Number)

430 Wanda Lane
Palatine, IL                                               60067
-----------------------                                    -----
(Address of principal executive offices)                 (Zip Code)

                                 (800) 818-6505
                                 --------------
                (Registrant's Executive Office Telephone Number)

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD LOOKING STATEMENTS

     This 8-K filing and the documents to which we refer you to in this filing contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.
Such forward-looking statements relate to future events or our future performance, including:

     *    our financial performance and projections;

     *    our growth in revenue and earnings; and

     *    our business prospects and opportunities.

     You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may,"
"will," "should," "expects," "anticipates," "contemplates," "estimates,"
"believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including

     *    our ability to retain the business of our significant customers;

     *    our ability to keep pace with new technology and changing market needs; and

     *    the competitive environment of our business.

     These and other factors may cause our actual results to differ materially from any forward-looking statement.

     Forward-looking statements are only predictions. The forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

ITEM 5.     Other Events and Regulation FD Disclosure

Sharecom, Inc., a Nevada corporation with corporate offices in Illinois, announces a change in its corporate address and other information.

The Company announced several developments of interest in its continuing effort to expand the Company business, and maintain operations and viability in this period of increased economic uncertainty while the Country remains at War and high alert.

Management believe it must be positioned to take necessary steps to expand business and generate necessary capital for operations from sales and capital related actions. These developments include action being taken as to current product pursuits, changes in capital structure, and a corporate move of the
Company to new larger offices and warehouse space. ShareCom was formed as an
Internet e-commerce company selling electronic products to end consumers through its 2WayTalk.com website. ShareCom is now expanding its product lines through its other website called WeatherRadios.com. The primary focus has been utilization of the NOAA network for product support, namely weather radios. NOAA
Weather Radios alert people of tornadoes and other severe storms when they are away from TV and general consumer radio. This is especially important for families while sleeping. The NOAA Weather Radio signal also broadcasts alerts for Flash Floods, Mud Slides, and even man-made disasters such as Chemical
Spills and Terrorism. NOAA Weather Radios are fast becoming recognized as an essential safety device for homes, businesses and critical care facilities.
There are currently over 600 towers (transmitters) broadcasting the NOAA Weather
Radio signal countrywide. NOAA's goals include to increase the number of transmitters so the signal will reach at least 95% of the US population.
Technology called Specific Area Message Encoding (SAME) was introduced in the late 90's. This feature allows users to set the alarm only for counties in their immediate area. This feature is expected to make this tool commonplace in homes because families will now only be awakened for storms and hazards that pose an immediate danger. The Company has started placing orders with an affiliate of a large Japanese consumer electronics company. While this is affording the Company access to needed inventory of radios, it has also instigated negotiations for a much broader economic relationship under development. While negotiations are ongoing, so no definitive agreement has been signed, Management remains focused upon establishing a contract, while currently maintaining confidential the parties and terms involve. Further news will be released when relevant. In addition, the Company is focused, hopefully in time for the year end Holiday season already under way, to release its WRP500 Product. This product, also a weather radio alert product, is special in two principal features. It allows you to scroll to the geographical location (city/state) you are in to set the receiver for the SAME broadcasts discussed above--a much easier consumer friendly method than currently in the marketplace; and, second, it permits the user to set the alarm style for different types of alerts--which allows a consumer the ability to focus upon threats that are particularly sensitive during seasons, or due to media announcements or conditions or consumer sensitivity. The Company has also amended it Bylaws to allow for waiver of notice of shareholder meetings to be signed by those shareholders holding at least a majority of issued shares, and it has increased its authorized shares to allow for the issuance of up to 750,000,000 shares as determined by the Board of
Directors. The Company has moved or established its corporate offices at 430
Wanda Lane, Palatine, IL 60067. These new offices afford expanded office space and on site warehouse facility for products.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ShareCom, Inc.

                                                  By /s/ Brad Nordling
                                                     Brad Nordling,Pres.

                                                  Date: November 30, 2001